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                                                                       EXHIBIT J

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the use of our report dated November 19, 1998 on the financial statements of Clarion CMBS Value Fund, Inc. (formerly 13A Commercial Mortgage Securities Fund, Inc.) referred to therein, in Amendment No. 1 to the Registration Statement on Form N-1A, file No. 811-08920, as filed with the Securities and Exchange Commission.

We also consent to the reference to our Firm in the Prospectus under the caption Financial Highlights and in the Statement of Additional Information under the caption Independent Auditors.

                                                         McGladrey & Pullen, LLP

New York, New York
July 6, 1999